UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 13, 2013
Date of Report (Date of earliest event reported)

CRAILAR TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

British Columbia (State or other jurisdiction of incorporation)	000-50367 (Commission File Number)	98-0359306 (IRS Employer Identification No.)

305-4420 Chatterton Way Victoria, British Columbia (Address of principal executive offices)	V8X 5J2 (Zip Code)

(250) 658-8582
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

The sole purpose of this Amendment to Crailar Technologies Inc.'s current report on Form 8-K that was filed with the Securities and Exchange Commission on February 5, 2014 (the "Form 8-K"), is to re-file Exhibits 10.1, 10.2, 10.6, 10.7 and 10.8 to the Form 8-K, to which information was redacted from such exhibits, and to indicate that portions of such exhibits have been omitted pursuant to a request for confidential treatment.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01      Financial Statements and Exhibits

(a)     Financial Statements of Business Acquired

Not applicable.

(b)     Pro forma Financial Information

Not applicable.

(c)     Shell Company Transaction

Not applicable.

(d)     Exhibits
Exhibit	Description
4.1	Amended and Restated Convertible Debenture Indenture among Crailar Technologies Inc. and Computershare Trust Company of Canada, dated December 23, 2013 (1)
4.2	Form of Subscription Agreement (1)
4.3	Form of Warrant (1)
10.1	Asset Purchase Agreement between Schrurs NV, Crailar Technologies Inc. and Mr. Serge Schrurs, dated November 6, 2013 (*)
10.2	Asset Purchase Agreement between Schrurs NV, Crailar Technologies Inc. and Mr. Serge Schrurs, dated December 13, 2013 (*)
10.3	Amended and Restated Promissory Note from Crailar Technologies Inc. to Jason Finnis, dated January 21, 2014 (1)
10.4	Amended and Restated Promissory Note from Crailar Technologies Inc. to Kenneth Barker, dated January 21, 2014 (1)
10.5	Amended and Restated Promissory Note from Crailar Technologies Inc. to Robert Edmunds, dated January 21, 2014 (1)
10.6	Loan Agreement between Crailar Technologies Inc. and IKEA Supply AG, dated November 29, 2013 (*)
10.7	General Supply Agreement between Crailar Technologies Inc. and IKEA Supply AG, dated December 9, 2013 (*)
10.8	Framework Agreement Development Work between IKEA Supply AG, Crailar Technologies Inc. and Schrurs NV, dated December 13, 2013 (*)
10.9	Tripartite Agreement between National Research Council of Canada, CRAiLAR Technologies Inc. and IKEA Supply AG, dated December 18, 2013 (1)
99.1	Press release dated December 24, 2013 (1)

Notes:
(1)     Previously filed.
(*)     Portions of this exhibit have been omitted pursuant to a request for confidential treatment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAILAR TECHNOLOGIES INC.
Date: February 20, 2014	/s/ Guy Prevost Name: Guy Prevost Title: Corporate Controller

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